As filed with the Securities and Exchange Commission on April 12, 2023.

No. 333-266613

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 11 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MDNA LIFE SCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	8731	30-0845609
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2054 Vista Parkway, Suite 400
West Palm Beach, FL 33411

(844) 321-6362

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher C. Mitton

Chief Executive Officer

MDNA Life Sciences Inc.
2054 Vista Parkway, Suite 400

West Palm Beach, FL 33411

(844) 321-6362

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq. Soyoung Lee, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Iselin, New Jersey 08830 Telephone: (732) 395-4400 Fax: (732) 395-4401	David R. Crandall, Esq. Brandon Kinnard, Esq. Hogan Lovells US LLP 1601 Wewatta St., Suite 900 Denver, Colorado 80202 Telephone: (303) 899-7300 Fax: (303) 899-7333

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 11 to the Registration Statement on Form S-1 (File No. 333-266613) is filed solely to file certain exhibits. This Amendment No. 11 does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA filing.

Amount to be paid
SEC registration fee	$2,281
FINRA filing fee	$5,675
Nasdaq initial listing fee	$5,000
Transfer agent and registrar fees	$1,000
Accounting fees and expenses	$75,000
Legal fees and expenses	$175,000
Printing and engraving expenses	$2,000
Miscellaneous	$3,000
Total	$268,956

Item 14. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that none of our directors shall be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, agent of the corporation or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability.

Our Certificate of Incorporation and our Bylaws provide for indemnification of our directors and officers. Our Bylaws provide that we will indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a legal representative, director, officer or employee or agent of the Company, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, without more, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

II-1

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities sold by us in the last three years in transactions that were exempt from the requirements of the Securities Act as provided for by Section 4(a)(2) thereof for transactions not involving a public offering, to the extent an exemption from such registration was required or exempt from registration either under Rule 701 promulgated under the Securities Act, in that the transactions were under compensatory benefit plans and contracts relating to compensation.

No underwriters were involved in any of the foregoing issuances of securities listed in (a), (b) or (c) below.

(a)	Convertible Notes

Note Holder	Issue Date	Note Denomination	Consideration Received / Issue Amount	Maturity Date	Interest Rate	Default Interest Rate	Conversion
Hobart Ltd	11/04/19	USD	68,936	11/17/23	8%	18%	0.08 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Smart, Harald	11/04/19	USD	110,298	11/17/23	8%	18%	0.08 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Turner, James Graham	11/07/19	USD	20,000	11/17/23	8%	18%	0.08 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Poulter, Marica	11/12/19	USD	50,000	11/17/23	8%	18%	0.08 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Clydagh Ltd	11/15/19	USD	106,383	11/17/23	8%	18%	0.08 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Hill, Christopher	01/11/20	USD	5,000	11/17/23	8%	18%	0.08 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity

II-2

Hobart Ltd	03/27/20	GBP	17,500	2/18/23	8%	18%	0.19 Class A Common per £1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Pankhurst, Julie	03/30/20	USD	17,500	2/18/23	8%	18%	0.15 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Pankurst, Stephen	03/30/20	USD	17,500	2/18/23	8%	18%	0.15 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Ward, Tim	03/30/20	USD	33,000	2/18/23	8%	18%	0.15 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Smart, Harald	04/01/20	USD	10,000	2/18/23	8%	18%	0.15 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Clydagh Ltd	04/06/20	USD	212,766	2/18/23	8%	18%	0.15 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Elliott, Michael	04/10/20	GBP	10,638	2/18/23	8%	18%	0.19 Class A Common per £1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Gerald M Casey Trust UAD 05/03/2000	04/22/20	USD	10,000	2/18/23	8%	18%	0.15 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Gelbfish, Gary	05/14/20	USD	100,000	2/18/23	8%	18%	0.15 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Lefkowitz ,Steven	05/14/20	USD	30,000	2/18/23	8%	18%	0.15 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Turner, James Graham	05/18/20	USD	20,000	2/18/23	8%	18%	0.15 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Crandall, Keith	05/22/20	USD	10,638	2/18/23	8%	18%	0.15 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Poulter, Donald	05/29/20	USD	10,638	2/18/23	8%	18%	0.08 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Mitton, Christopher	05/31/20	USD	10,638	2/18/23	8%	18%	0.08 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Turner, James	10/12/20	USD	10,000	2/18/23	10%	18%	206 Common Stock for Every USD $1,000 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
1204742 Ontario Limited	10/17/20	CAD	100,000	2/18/23	10%	18%	206 Common Stock for every $CAD 1,350 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Elliott, Michael	10/17/20	GBP	10,000	2/18/23	10%	18%	206 Common Stock for every GBP£ 769.23 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Hobart Ltd	10/17/20	GBP	57,692	2/18/23	10%	18%	206 Common Stock for every GBP£ 769.23 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Harry Smart	10/17/20	GBP	57,692	2/18/23	10%	18%	206 Common Stock for every GBP£ 769.23

II-3

Clydagh		10/17/20	USD	100,000	2/18/23	10%	18%	206 Common Stock for Every USD $1,000 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Money Market Investment Club Toldeo		10/17/20	USD	10,000	2/18/23	10%	18%	206 Common Stock for Every USD $1,000 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Pankhurst, Julie		10/17/20	USD	25,000	2/18/23	10%	18%	206 Common Stock for Every USD $1,000 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Pankhurst, Stephen		10/17/20	USD	25,000	2/18/23	10%	18%	206 Common Stock for Every USD $1,000 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Ward, Tim		10/17/20	USD	50,000	2/18/23	10%	18%	206 Common Stock for Every USD $1,000 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Andrew Harbottle	Deferred Salary	11/01/20	GBP	36,517	2/18/23	8%	18%	82 shares for each 400 (GBP) but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Robert Poulter	Deferred Salary	12/01/20	USD	205,078	2/18/23	8%	18%	82 shares for each $550 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Christopher Mitton	Deferred Salary	12/01/20	USD	218,750	2/18/23	8%	18%	82 shares for each $550 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Smart, Harry		09/30/21	USD	159,682	02/28/23	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Thunder Bay Financial		09/30/21	USD	209,700	02/28/23	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Jones, Tyler		09/30/21	USD	100,000	03/30/23	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Lefkowitz, Steven		09/30/21	USD	100,000	03/30/23	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Goh, Kim		09/30/21	USD	100,000	03/30/23	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity

II-4

Gelbfish, Gary		09/30/21	USD	400,000	03/30/23	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Deyoe, Lane		10/20/21	USD	300,000	03/31/23	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Robert Poulter	Deferred Salary	11/01/21	USD	215,531	2/18/23	8%	18%	0.15 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Andrew Harbottle	Deferred Salary	11/01/21	GBP	41,733	2/18/23	8%	18%	82 shares for each 400 (GBP) but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Christopher Mitton	Deferred Salary	11/01/21	USD	229,900	2/18/23	8%	18%	0.15 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Jennifer Creed	Deferred Salary	11/01/21	USD	275,188	2/18/23	8%	18%	0.15 Class A Common per $1.00 but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Boral, David		07/29/22	USD	125,000	1/28/2024	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Rallo, Joseph		07/29/22	USD	125,000	1/28/2024	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Pankhurst, Steven		07/29/22	USD	25,000	1/28/2024	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Pankhurst, Julie		07/29/22	USD	25,000	1/28/2024	12%	15%	$6.68 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
APIS		06/30/22	GBP	563,942	2/18/23	8%	15%	$0.55 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity
Tim Ward		08/10/22	GBP	25,000	01/28/24	12%	15%	$0.55 per share but goes to 75% of the offering price in an IPO if the IPO occurs before maturity

The total amount of convertible notes issued by the Company for the past three years and as of September 30, 2022 is $6,089,162.

II-5

(b)	Warrant issuances in connection with the convertible notes listed above:

Warrant Holder	Date Issued	Number Issued	Exercise Price	Expiration Date
Turner, James Graham	11/7/2019	824	15.42	11/7/2023
Hobart Ltd	11/4/2019	568	12.14	11/4/2023
Hobart Ltd	11/4/2019	2,839	15.42	11/4/2023
Smart, Harald Ernest	11/4/2019	909	12.14	11/4/2023
Smart, Harald Ernest	11/4/2019	4,543	15.42	11/4/2023
Hill, Christopher	11/4/2019	41	12.14	11/4/2023
Hill, Christopher	11/4/2019	206	15.42	11/4/2023
Clydagh Ltd	11/15/2019	876	12.14	11/15/2023
Clydagh Ltd	11/15/2019	4,381	15.42	11/15/2023
Poulter, Marica	11/12/2019	412	12.14	11/12/2023
Poulter, Marica	11/12/2019	2,059	15.42	11/12/2023
Thunder Bay Financial ,LLC	2/3/2020	11,862	12.14	2/3/2025
Hobart Ltd	3/27/2020	177	12.14	3/27/2024
Hobart Ltd	3/27/2020	883	15.42	3/27/2024
Pankhurst, Stephen	3/30/2020	144	12.14	3/30/2024
Pankhurst, Stephen	3/30/2020	721	15.42	3/30/2024
Pankhurst, Julie	3/30/2020	144	12.14	3/30/2024
Pankhurst, Julie	3/30/2020	721	15.42	3/30/2024
Ward, Tim	3/30/2020	272	12.14	3/30/2024
Ward, Tim	3/30/2020	136	15.42	3/30/2024
Smart, Harald Ernest	4/1/2020	82	12.14	4/1/2024
Smart, Harald Ernest	4/1/2020	412	15.42	4/1/2024
Smart, Harald Ernest	4/1/2020	8,237	12.14	4/1/2024
Clydagh Ltd	4/6/2020	1,753	12.14	4/6/2024
Clydagh Ltd	4/6/2020	8,763	15.42	4/6/2024
Elliott, Michael	4/9/2020	109	12.14	4/9/2024
Elliott, Michael	4/9/2020	545	15.42	4/9/2024
Gerald M Casey Trust UAD 05/03/2000	4/22/2020	82	12.14	4/22/2024
Gerald M Casey Trust UAD 05/03/2000	4/22/2020	412	15.42	4/22/2024
Gelbfish, Gary	5/14/2020	4,119	15.42	5/14/2024
Lefkowitz, Steven	5/14/2020	1,236	15.42	5/14/2024
Turner, James Graham	5/18/2020	824	15.42	5/18/2024
Crandall, Keith	5/22/2020	88	12.14	5/22/2024
Crandall, Keith	5/22/2020	438	15.42	5/22/2024
Poulter, Donald	5/29/2020	88	12.14	5/29/2024
Poulter, Donald	5/29/2020	438	15.42	5/29/2024
Mitton, Christopher	5/31/2020	88	12.14	5/31/2024
Mitton, Christopher	5/31/2020	438	15.42	5/31/2024
Turner, James Graham	10/17/2020	412	12.14	10/17/2024
Money Market Investment Club of Toledo	10/17/2020	412	12.14	10/17/2024
Pankhurst, Julie	10/17/2020	1,030	12.14	10/17/2024
Pankhurst, Stephen	10/17/2020	1,030	12.14	10/17/2024
Ward, Tim	10/17/2020	2,059	12.14	10/17/2024
Hobart Ltd	10/17/2020	3,089	12.14	10/17/2024
Elliott, Michael	10/17/2020	535	12.14	10/17/2024
Smart, Harald Ernest	10/17/2020	3,089	12.14	10/17/2024
1204742 Ontario Ltd.	10/17/2020	3,051	12.14	10/17/2024
Clydagh Ltd	10/17/2020	4,119	12.14	10/17/2024
Gelbfish, Gary	9/30/2021	59,907	13.35	9/30/2026
Goh, Kim P	9/30/2021	14,977	13.35	9/30/2026
Jones, Tyler Heiden	9/30/2021	14,977	13.35	9/30/2026
Lefkowitz, Steven	9/30/2021	14,977	13.35	9/30/2026
Smart, Harald Ernest	9/30/2021	23,963	13.35	9/30/2026
Thunder Bay Financial ,LLC	9/30/2021	31,406	13.35	9/30/2026
Deyoe, Lane	10/20/2021	44,930	13.35	10/30/2026
Alan D Matthes Revocable Trust	11/17/2021	996	12.14	12/31/2023
Suntup, Alan	11/17/2021	621	12.14	12/31/2023
Cantone, Anthony	11/17/2021	2,184	12.14	12/31/2023

II-6

Aerni, Bert	11/17/2021	1,108	12.14	12/31/2023
Nedbalek, Bobby	11/17/2021	5,054	12.14	12/31/2023
Cantone Asset Management	11/17/2021	869	12.14	12/31/2023
Cantone Research Inc	11/17/2021	3,288	12.14	12/31/2023
Martin, Carol	11/17/2021	198	12.14	12/31/2023
Rhodes, Carol	11/17/2021	1,242	12.14	12/31/2023
Ginsberg, Daniel	11/17/2021	297	12.14	12/31/2023
Souimaniphanh, Daniel	11/17/2021	343	12.14	12/31/2023
David Goodrich	11/17/2021	621	12.14	12/31/2023
Benaderet, David H Revocable Trust	11/17/2021	8,110	12.14	12/31/2023
Reklau, David L	11/17/2021	396	12.14	12/31/2023
Montieth, David V	11/17/2021	867	12.14	12/31/2023
Williams, David	11/17/2021	752	12.14	12/31/2023
Radcliffe, Donald & Kathleen	11/17/2021	257	12.14	12/31/2023
Simmons, Douglas	11/17/2021	677	12.14	12/31/2023
Edward H Gross & Suanne P Gross Jtwros	11/17/2021	297	12.14	12/31/2023
Edward Vander Meulen & Carol Vander Meulen	11/17/2021	1,049	12.14	12/31/2023
Embry Living Trust	11/17/2021	2,484	12.14	12/31/2023
Mintz, Gary	11/17/2021	2,698	12.14	12/31/2023
Cant, Geoffrey	11/17/2021	396	12.14	12/31/2023
Fish, Hamilton	11/17/2021	369	12.14	12/31/2023
Kahmann, James & Nicole	11/17/2021	171	12.14	12/31/2023
Spiess, Jana (original holder Robert Benach deceased)	11/17/2021	1,980	12.14	12/31/2023
Gaur, Jean	11/17/2021	1,212	12.14	12/31/2023
Jeffery S & Kimberly L Hinkle Jt Ten	11/17/2021	1,135	12.14	12/31/2023
Jiyuan, LLC.	11/17/2021	3,826	12.14	12/31/2023
Collins, Joe	11/17/2021	1,782	12.14	12/31/2023
Schleyer, John	11/17/2021	824	12.14	12/31/2023
John T Bloom Jr & Janet G Bloom	11/17/2021	495	12.14	12/31/2023
Kushner, Jonathan	11/17/2021	621	12.14	12/31/2023
Stone, Jonathan	11/17/2021	171	12.14	12/31/2023
Sun, Jordan	11/17/2021	171	12.14	12/31/2023
Williams, Joyce	11/17/2021	257	12.14	12/31/2023
Mills, Kenneth	11/17/2021	248	12.14	12/31/2023
Richardson, Kenneth	11/17/2021	514	12.14	12/31/2023
Conlin, Kevin	11/17/2021	171	12.14	12/31/2023
Patel, Manish	11/17/2021	198	12.14	12/31/2023
Weber, Marc	11/17/2021	923	12.14	12/31/2023
Noar, Mark	11/17/2021	857	12.14	12/31/2023
Villafana, Martin	11/17/2021	2,441	12.14	12/31/2023
Peterson, Melissa	11/17/2021	798	12.14	12/31/2023
Mayster, Melvin	11/17/2021	198	12.14	12/31/2023
Krushinsky, Michael	11/17/2021	198	12.14	12/31/2023
Ciocca, Michelangelo	11/17/2021	171	12.14	12/31/2023
Langer, Milton	11/17/2021	668	12.14	12/31/2023
Mitchell R Setzer & Nancy P Setzer Jt Ten	11/17/2021	505	12.14	12/31/2023
Money Market Investment Club of Toledo	11/17/2021	1,536	12.14	12/31/2023
Monte and Janet Anglin Revocable Living Trust	11/17/2021	1,221	12.14	12/31/2023
Bluth, Mordecai	11/17/2021	428	12.14	12/31/2023
Pat S West & Patricia Kay West	11/17/2021	198	12.14	12/31/2023
Durward, Jaycee	11/17/2021	171	12.14	12/31/2023
Patricia Kay West Trust	11/17/2021	171	12.14	12/31/2023
Dennis, Patrick	11/17/2021	1,992	12.14	12/31/2023
Ragonese III, Patsy	11/17/2021	1,306	12.14	12/31/2023
Suntup, Paul	11/17/2021	1,584	12.14	12/31/2023
Pensco Trust Company LLC Custodian FBO Stuart D Shaymen IRA	11/17/2021	428	12.14	12/31/2023
Pensco Trust Company LLC Custodian FBO Susan Rodio IRA	11/17/2021	1,028	12.14	12/31/2023
Peter Coppola and Sharon Coppola	11/17/2021	990	12.14	12/31/2023
Doremus, Raymond	11/17/2021	171	12.14	12/31/2023
Rinehart Trust "A" Marlyn W Rinehart Trustee	11/17/2021	857	12.14	12/31/2023
Neville-Landwher, Rita	11/17/2021	1,049	12.14	12/31/2023
Robert J Barnell Trust	11/17/2021	171	12.14	12/31/2023
Robert L Boxer & Susan S Rodio JTWRS	11/17/2021	1,738	12.14	12/31/2023
Young, Robert M	11/17/2021	1,242	12.14	12/31/2023
Hunsinger, Rodney & Cheryl	11/17/2021	257	12.14	12/31/2023
Chiarelli, Santo	11/17/2021	198	12.14	12/31/2023

II-7

Select Global Investments, LLC	11/17/2021	857	12.14	12/31/2023
Suresh, Sharma	11/17/2021	248	12.14	12/31/2023
Neal, Sheldon	11/17/2021	1,847	12.14	12/31/2023
Sneh & Suresh Sharma Living Trust	11/17/2021	171	12.14	12/31/2023
Stanley E Ginsberg & Arlene D Ginsberg Jt Ten	11/17/2021	495	12.14	12/31/2023
Polakoff, Stephen	11/17/2021	621	12.14	12/31/2023
Shayman, Stuart	11/17/2021	495	12.14	12/31/2023
Rahaim, T. Michael	11/17/2021	2,285	12.14	12/31/2023
McQuaide, Thomas J	11/17/2021	297	12.14	12/31/2023
Thomas R Gardner Trust	11/17/2021	198	12.14	12/31/2023
Thunder Bay Financial ,LLC	11/17/2021	37,253	12.14	12/31/2023
MacRae, Tim	11/17/2021	839	12.14	12/31/2023
Timothy & Loretta Werkley	11/17/2021	198	12.14	12/31/2023
Nedbalek, Troy	11/17/2021	1,043	12.14	12/31/2023
Polakoff, Victor	11/17/2021	1,242	12.14	12/31/2023
William B Telfair & Carole H Telfair Jt Ten	11/17/2021	1,036	12.14	12/31/2023
William H Bayer & Linda G Bayer TIC	11/17/2021	495	12.14	12/31/2023
Waack, William	11/17/2021	171	12.14	12/31/2023
1204742 Ontario Ltd.	11/17/2021	2,208	12.14	12/31/2023
156132 Ontario Inc.	11/17/2021	1,323	12.14	12/31/2023
LaBelle, Carla	11/17/2021	695	12.14	12/31/2023
Hill, Christopher	11/17/2021	86	12.14	12/31/2023
Mitton, Christopher	11/17/2021	1,639	12.14	12/31/2023
Proud, Clifford	11/17/2021	2,149	12.14	12/31/2023
Clydagh Ltd	11/17/2021	12,457	12.14	12/31/2023
Dossetter, Colin	11/17/2021	237	12.14	12/31/2023
Taylor, Darren Charles	11/17/2021	1,179	12.14	12/31/2023
Crandall, Donald	11/17/2021	365	12.14	12/31/2023
Poulter, Donald	11/17/2021	3,328	12.14	12/31/2023
Lefkowitz, Steven	11/17/2021	3,084	12.14	12/31/2023
Eschler Global Fund SPC - Recovery Fund Segregated Portfolio	11/17/2021	1,028	12.14	12/31/2023
Franco Crupi	11/17/2021	745	12.14	12/31/2023
Poulter, Frederick L.	11/17/2021	759	12.14	12/31/2023
Gelbfish, Gary	11/17/2021	10,280	12.14	12/31/2023
Gerald M Casey Trust UAD 05/03/2000	11/17/2021	343	12.14	12/31/2023
Turner, James Graham	11/17/2021	870	12.14	12/31/2023
Gundyco ITF Robert J Reukl	11/17/2021	1,191	12.14	12/31/2023
Smart, Harald Ernest	11/17/2021	24,828	12.14	12/31/2023
Harry Smart Pension Scheme	11/17/2021	1,612	12.14	12/31/2023
Hobart Ltd	11/17/2021	5,256	12.14	12/31/2023
Alonzo, James	11/17/2021	638	12.14	12/31/2023
Taylor, Jeremy David	11/17/2021	737	12.14	12/31/2023
JL Investments Ltd	11/17/2021	699	12.14	12/31/2023
Davis, John	11/17/2021	1,355	12.14	12/31/2023
Pankhurst, Julie	11/17/2021	3,092	12.14	12/31/2023
Smart, Kathleen	11/17/2021	887	12.14	12/31/2023
Crandall, Keith	11/17/2021	365	12.14	12/31/2023
Deamer, Colette and Deamer, Kevin	11/17/2021	491	12.14	12/31/2023
Sheils, Liam	11/17/2021	246	12.14	12/31/2023
Poulter, Marica	11/17/2021	1,713	12.14	12/31/2023
Marlene Kaplanis	11/17/2021	280	12.14	12/31/2023
Elliott, Michael	11/17/2021	687	12.14	12/31/2023
Trenchard, Miranda	11/17/2021	2,686	12.14	12/31/2023
Sheldrake, Norman	11/17/2021	925	12.14	12/31/2023
Nolan, Pa	11/17/2021	8,735	12.14	12/31/2023
Panda Bay Estates (1990) Limited	11/17/2021	2,740	12.14	12/31/2023
Perlin Family Holdings Inc.	11/17/2021	3,730	12.14	12/31/2023
Quatro Investments Corp	11/17/2021	543	12.14	12/31/2023
Poulter, Robert	11/17/2021	11,444	12.14	12/31/2023
Warner-Smith, Robin David	11/17/2021	491	12.14	12/31/2023
Brook, Stephen Harold	11/17/2021	737	12.14	12/31/2023
Pankhurst, Stephen	11/17/2021	7,514	12.14	12/31/2023
Ward, Tim	11/17/2021	4,802	12.14	12/31/2023
Warren Peterson Veterinary Prof Corp	11/17/2021	1,011	12.14	12/31/2023
Poulter, William	11/17/2021	8,663	12.14	12/31/2023
Pankhurst, Stephen	7/28/2022	3,744	13.35	7/28/2027
Pankhurst, Julie	7/28/2022	3,744	13.35	7/28/2027
Ward, Tim	7/28/2022	4,584	13.35	7/28/2027
Rallo, Joseph	7/28/2022	18,721	13.35	7/28/2027
Boral, David	7/28/2022	18,721	13.35	7/28/2027

Total number of warrants issued in connection with the convertible notes: 597,455.

II-8

(c) Stock issuances (common stock and preferred stock) in the last 3 fiscal years ended September 30, 2022:

During the year ended September 30, 2021, 1,408,666 convertible preferred stock shares were issued as preferred stock dividends, and 57,423 common shares were issued for interest on notes.

During the year ended September 30, 2022, 1,524,786 convertible preferred stock shares were issued as preferred stock dividends, and 42,930 common shares were issued for interest on notes.

During the three months ended December 31, 2022, 400,445 convertible preferred stock shares were issued as preferred stock dividends.

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The securities issued in each of the above sections (a), (b) and (c) were issued in reliance upon the exemption from the registration requirement of the Securities Act provided by Section 4(a)(2) thereof for transactions not involving a public offering, to the extent an exemption from such registration was required.

The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was either an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act or had adequate access, through employment, business, or other relationships, to information about the Company.

(d) Restricted Stock Units

As of December 31, 2022, we had reserved 421,568 shares of our common stock for issuance upon settlement of restricted stock units (“RSU”) granted pursuant to the 2015 Restricted Stock Unit Plan (the “2015 RSU Plan”). The 2015 RSU Plan grants provide that one hundred percent (100%) of each of the RSU grants would vest on one year from the date of grant, provided that the grantee continues as a non-employee director, an eligible employee, consultant or advisor of the Company or its subsidiaries until such date. Unless otherwise determined by the Board, or after the date on which a director is elected to the Board or re-elected to an additional one-year term (the “Award Date”), any RSUs outstanding immediately prior to a change in control, but which are not vested, shall become fully vested upon the occurrence of a change in control. If the Board decides not to nominate a grantee for an additional term as director, unless such decision is for cause, the RSUs vest on the date of the Company’s subsequent annual meeting of stockholders at which directors are elected, provided that the grantee continues being a member of the Board until such date. A grantee is also entitled to be credited with dividend equivalents (the “Dividend Equivalents”) in the form of additional fully vested RSUs on each dividend payment date in respect of which normal cash dividends are paid on the underlying shares.

As of December 31, 2022, we granted 421,568 RSUs under the 2015 RSU Plan to certain of our employees and directors, each of which entitles the holder to one share of our common stock upon settlement of the RSU. Such RSUs expired according to their terms.

The securities issued in each of the above section (d) transactions were issued in reliance upon the exemption from the registration requirement of the Securities Act provided for by Rule 701 promulgated under the Securities Act, in that the transactions were under compensatory benefit plans and contracts relating to compensation. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description
1.1***	Form of Underwriting Agreement.
3.1**	Certificate of Incorporation of the Registrant
3.2**	Amended and Restated Certificate of Incorporation of the Registrant
3.3**	Bylaws of the Registrant
3.4**	Certificate of Designation, Preferences and Rights of Series A Preferred Stock
3.5**	Certificate of Amendment to the Certificate of Incorporation of MDNA Life Sciences Inc.
4.1**	Form of Common Stock Certificate
4.2**	Form of Warrant Agreement
4.3**	Form of Warrant Agency Agreement
5.1***	Opinion of Lucosky Brookman LLP
10.2**	2015 Restricted Stock Unit Plan, as amended.
10.3**	Form of Securities Purchase Agreement and Form of Stock Purchase Warrant for the Series A Convertible Preferred Stock, dated
10.4**	Form of Securities Purchase Agreement dated September 30, 2022 for the 12% Secured Convertible Bridge Notes and 12% Secured Convertible Bridge Warrants
10.5**	Form of 12% Secured Convertible Bridge Note
10.6**	Form of 12% Secured Convertible Bridge Warrant
10.7**	Form of 10% Secured Convertible Note
10.8**	Form of 8% Secured Convertible Note
10.9**	Employment Agreement with Christopher C. Mitton dated as of January 8, 2016.
10.10**	Employment Agreement with Robert Poulter dated as of March 1, 2018
10.11**	Lease Agreement dated November 30, 2020
10.12**	Lease Agreement dated March 21, 2019
10.13**	License and distribution agreement with Laboratory Corporation of America Holdings
10.14**	Amendment no. 1 to License and distribution agreement with Laboratory Corporation of America Holdings
10.15**	Amendment no. 2 to License and distribution agreement with Laboratory Corporation of America Holdings
10.16**	Employment Agreement with Jonathan Mills dated as of December 2, 2022
10.17**	Securities Purchase Agreement for the December 2022 12% Secured Convertible Bridge Notes and December 2022 12% Secured Convertible Bridge Warrants
10.18**	Form of December 2022 12% Secured Convertible Bridge Note
10.19**	Form of December 2022 12% Secured Convertible Bridge Warrant
21.1**	List of Subsidiaries of the Registrant.
23.1**	Consent of Rosenberg Rich Baker Berman P.A.
23.2***	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page).
107**	Filing Fee Table

*	To be filed by an amendment to this registration statement.
**	Previously filed.
***	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on April 12, 2023.

MDNA LIFE SCIENCES INC.
/s/ Christopher C. Mitton
Name: Christopher C. Mitton
Title: Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Christopher C. Mitton	Chief Executive Officer and Director (Principal Executive Officer)	April 12, 2023
Christopher C. Mitton

/s/ Jonathan Mills	Chief Financial Officer (Principal Financial and Accounting Officer)	April 12, 2023
Jonathan Mills

/s/ Harry Smart	Chairman of the Board, Director	April 12, 2023
Harry Smart

/s/ Robert Thayer	Director	April 12, 2023
Robert Thayer

/s/ Christopher Hill	Director	April 12, 2023
Christopher Hill

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